Exhibit 24(b)(11)


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 33-16494 of Oppenheimer Champion Income Fund of our report dated October 21, 1994 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche, LLP
-------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
September 27, 1995